UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2007

Wells Timberland REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-129651

MD	203536671
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 13, 2007, Wells Timberland REIT, Inc. (the "Company") entered into an amended and restated advisory agreement (the "Amended Advisory Agreement") by and among the Company, Wells Timberland Operating Partnership, L.P. (the "Operating Partnership") and Wells Timberland Management Organization, LLC (the "Advisor"). The Amended Advisory Agreement is effective through August 11, 2008, although any party may terminate the Amended Advisory Agreement without cause or penalty upon providing 60 days' written notice.

The Amended Advisory Agreement amends the indemnification provisions to specifically include the indemnification limitations contained in the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts. The advisory agreement previously incorporated such limitations by reference to the Company's charter, which contained such limitations. The Amended Advisory Agreement also provides that under no circumstances shall the Advisor be entitled to receive duplicate fees from the Company and the Operating Partnership for the provision of the same services.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: December 13, 2007	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer